SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Amendment No. 2
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PYR ENERGY CORPORATION
(Name of Registrant as Specified in Its Charter)
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PYR ENERGY CORPORATION
1675 Broadway, Suite 2450
Denver, Colorado 80202
(303) 825-3748
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 22, 2006
The Annual Meeting of Stockholders of PYR Energy Corporation (the “Company”) will be held on June 22, 2006 at 10:00 a.m. (Denver, Colorado time) at Wells Fargo Bank Center, 1740 Broadway, for the following purposes:
1.	To elect a Board of Directors consisting of four Directors;

2.	To consider and vote upon a proposal recommended by the Board of Directors to ratify the selection of Hein & Associates LLP to serve as our certified independent accountants for the fiscal year ending August 31, 2006;

3.	To consider and vote upon a proposal recommended by the Board of Directors to ratify the sale as part of the October 2005 private placement of 20,000 shares of common stock to a trust controlled by Kenneth R. Berry, Jr. our Vice President of Land and currently Corporate Secretary and 50,000 shares of common stock to an entity controlled by Mr. Berry;

4.	To consider and vote upon a proposal recommended by the Board of Directors to approve our 2006 Stock Incentive Plan; and

5.	To transact any other business that properly may come before the Annual Meeting.

     Only the stockholders of record as shown on our transfer books at the close of business on ___, 2006 are entitled to notice of, and to vote at, the Annual Meeting. Our Annual Report for the fiscal year ended August 31, 2005 is being mailed to stockholders with this proxy statement. The Annual Report is not part of the proxy soliciting material.
     All stockholders, regardless of whether they expect to attend the meeting in person, are requested to complete, date, sign and return promptly the enclosed form of proxy in the accompanying envelope (which requires no postage if mailed in the United States). The person executing the proxy may revoke it by filing with our Secretary an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting.
All stockholders are extended a cordial invitation to attend the Annual Meeting.
By the Board of Directors

/s/ D. Scott Singdahlsen
Denver, Colorado	D. Scott Singdahlsen Chief Executive Officer

May ___, 2006

ANNUAL MEETING OF STOCKHOLDERS
SOLICITATION AND REVOCATION OF PROXIES
AVAILABLE INFORMATION
1. ELECTION OF DIRECTORS
2. PROPOSAL TO RATIFY THE SELECTION OF HEIN & ASSOCIATES LLP AS CERTIFIED INDEPENDENT ACCOUNTANTS
3. PROPOSAL TO RATIFY THE SALE AS PART OF THE OCTOBER 2005 PRIVATE PLACEMENT OF 20,000 SHARES OF COMMON STOCK TO A TRUST CONTROLLED BY KENNETH R. BERRY, JR. OUR VICE PRESIDENT OF LAND AND 50,000 SHARES OF COMMON STOCK TO AN ENTITY CONTROLLED BY MR. BERRY;
4. PROPOSAL TO ADOPT 2006 STOCK INCENTIVE PLAN
OTHER BUSINESS
FINANCIAL AND OTHER INFORMATION – INCORPORATION BY REFERENCE
VOTING PROCEDURES
RESOLUTIONS PROPOSED BY INDIVIDUAL STOCKHOLDERS, DISCRETIONARY AUTHORITY TO VOTE PROXIES
FORWARD-LOOKING STATEMENTS
APPENDIX 1

PROXY STATEMENT
PYR ENERGY CORPORATION
1675 Broadway, Suite 2450
Denver, Colorado 80202
(303) 825-3748
ANNUAL MEETING OF STOCKHOLDERS
To be held June 22, 2006
SOLICITATION AND REVOCATION OF PROXIES
     This proxy statement is provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of PYR Energy Corporation, a Maryland corporation (referred to as the “Company” or “PYR Energy” or “we” or “us”), to be voted at the Annual Meeting of Stockholders to be held at 10:00 a.m. (Denver, Colorado time) on June 22, 2006 at Wells Fargo Bank Center, 1740 Broadway or at any adjournment or postponement of the Annual Meeting. We anticipate that this proxy statement and the accompanying form of proxy will be first mailed or given to stockholders on or about May ___, 2006.
     The shares represented by all proxies that are properly executed and submitted will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted (1) for each of the four nominees for director whose names are set forth on the proxy card, (2) in favor of ratification of Hein & Associates LLP as our certified independent accountant, (3) in favor of the ratification of the sale of 70,000 shares of our common stock to a trust and entity controlled by Kenneth R. Berry, Jr., our Vice President of Land and currently Corporate Secretary, and (4) in favor of the adoption of our 2006 Stock Incentive Plan.
     A stockholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to our Secretary, by substituting a new proxy executed at a later date, or by requesting, in person at the Annual Meeting, that the proxy be returned.
     The solicitation of proxies is to be made principally by mail; however, following the initial solicitation, further solicitations may be made by telephone or oral communication with stockholders. Our officers, directors and employees may solicit proxies, but these persons will not receive compensation for that solicitation other than their regular compensation as employees. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by those persons. We may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing. We will pay all expenses involved in preparing, assembling and mailing this proxy statement and the enclosed material. A majority of the issued and outstanding shares of common stock entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the stockholders. If sufficient votes for approval of the matters to be considered at the Annual Meeting have not been received prior to the meeting date, we intend to postpone or adjourn the Annual Meeting in order to solicit additional votes. The form of proxy we are soliciting requests authority for the proxies, in their discretion, to vote the stockholders’ shares with respect to a postponement or adjournment of the Annual Meeting. At any postponed or adjourned meeting, we will vote any proxies received in the same manner described in this proxy statement with respect to the original meeting.
AVAILABLE INFORMATION
     Copies of the Annual Report are being sent to each stockholder with this proxy statement. Upon written request, we will provide, without charge, a copy of our quarterly reports on Forms 10-QSB for the quarters ended November 30, 2005 and February 28, 2006 to any stockholders of record, or to any stockholder who owns common stock listed in the name of a bank or broker as nominee, at the close of business on ___, 2006. Any request for a copy of these reports should be mailed to the Secretary, PYR Energy Corporation, 1675 Broadway, Suite 2450, Denver, Colorado 80202, (303) 825-3748. Stockholders may also receive copies of these reports by accessing our website at www.pyrenergy.com or the SEC’s website at www.sec.gov.
1. ELECTION OF DIRECTORS
     At the Annual Meeting, the stockholders will elect four directors to serve as our Board of Directors. Each director will be elected to hold office until the next annual meeting of stockholders and thereafter until his successor is elected and qualified. The affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy is required to elect each director. Cumulative voting is not permitted in the election of directors. Consequently, each stockholder is entitled to one vote for each share of common stock held in his or her name. In the absence of instructions to the contrary, the person named in the accompanying proxy shall vote the shares represented by that proxy for the persons named below as management’s nominees for directors. Each of the nominees currently is a director of the Company.
     It is not anticipated that any of the nominees will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person as the Board of Directors may recommend.
Required Vote; Board Recommendation
     An affirmative vote of the majority of shares represented at the Annual Meeting in person or by proxy is necessary to elect each director.
     The Board of Directors unanimously recommends a vote for each of the nominees for election as directors.
     The following table sets forth, with respect to each nominee for director, the nominee’s age, his positions and offices with the Company, the expiration of his term as a director and the year in which he first became a director. Individual background information concerning each of the nominees follows the table. For additional information concerning the nominees, including stock ownership and compensation, see “—Executive Compensation”, “—Stock Ownership Of Directors And Principal Stockholders”, and “—Certain Transactions With Management And Principal Stockholders”.

			Expiration of Term as	Director
Name	Age	Position with the Company	Director	Since

David Kilpatrick	56	Chairman of the Board	2007 Annual Meeting	2002

D. Scott Singdahlsen	48	Chief Executive Officer, Chief Financial Officer, President, and Director	2007 Annual Meeting	1997

Bryce W. Rhodes	53	Director	2007 Annual Meeting	1999

Dennis M. Swenson	71	Director	2007 Annual Meeting	2004

     David B. Kilpatrick has been a Director of the Company since June 2002. Mr. Kilpatrick was appointed as Chairman of the Board of Directors in November 2005. Mr. Kilpatrick also serves on the Company’s Audit Committee and the Company’s Compensation Committee. He is currently President of Kilpatrick Energy Group, which provides strategic management consulting services to the oil and gas industry. He currently serves as a Director of the publicly traded Cheniere Energy and W.E. Corporation. Prior to the 1998 merger with Texaco, he was President and Chief Operating Officer of Monterey Resources, Inc., the largest independent oil and gas producer in California. Mr. Kilpatrick has served as President of the California Independent Petroleum Association and is a member of its Board of Directors and also serves as a Director of the Independent Oil Producers Agency. He earned a Bachelor of Science degree in Petroleum Engineering from the University of Southern California and a Bachelor’s Degree in Geology and Physics from Whittier College.
     D. Scott Singdahlsen has served as President, Chief Executive Officer, and a Director of the Company since August 1997. Mr. Singdahlsen co-founded PYR Energy, LLC in 1996, and served as General Manager and Exploration Coordinator. In 1992, Mr. Singdahlsen co-founded Interactive Earth Sciences Corporation, a 3-D seismic management and interpretation consulting firm in Denver, for which he served as vice president and president and lead seismic interpretation specialist from 1992 to 1996. Prior to forming Interactive Earth Sciences Corporation, Mr. Singdahlsen was employed as a Development Geologist for Chevron USA in the Rocky Mountain region. At Chevron, Mr. Singdahlsen was involved in 3-D seismic reservoir characterization projects and geostatistical analysis. Mr. Singdahlsen started his career at UNOCAL as an Exploration Geologist in Midland, Texas. Mr. Singdahlsen earned a B.A. in Geology from Hamilton College and a M.S. in Structural Geology from Montana State University.
     Bryce W. Rhodes has been a Director of the Company since April 1999, when he was nominated and elected to the Board in connection with the sale by the Company of convertible promissory notes issued in a private placement transaction in October and November 1998. Mr. Rhodes is a member of the Company’s Audit Committee and Chairman of the Compensation Committee. Since 1991, Mr. Rhodes served as Vice President, and then from September 2003 as President and CEO of W. E. Corporation (“WEC”), an oil and gas exploration company. Mr. Rhodes served as Investment Manager of WEC from 1985 until 1991. Mr. Rhodes received B.A. degrees in Geology and Biology from the University of California, Santa Cruz, in 1976 and an MBA degree from Stanford University in 1979.

     Dennis M. Swenson joined as a Director in October 2004, and serves as the Audit Committee Chairman and as a member of the Compensation Committee. From 1992 through 1995, Mr. Swenson was an independent consultant. Mr. Swenson was Executive Vice President, Chief Financial Officer, Secretary and Treasurer, of StarTek, Inc., a NYSE traded company with headquarters in Denver, Colorado from 1996 through retirement in 2001. Mr. Swenson was employed at Ernst & Young in Denver from 1960 to 1973, and was a partner at Ernst & Young from 1973 to 1991. He has a Bachelor’s Degree in Accounting from Brigham Young University and an MBA Degree from the University of Denver.
Executive Officers
     Tucker L. Franciscus, 37, Vice President of Strategic Development and Corporate Secretary until November 2005, joined PYR in September 2004. Mr. Franciscus joined the firm from Stifel Nicolaus & Company, where he oversaw their Investment Banking Energy Group practice between 2001 and 2004. Mr. Franciscus was responsible for mergers and acquisitions, equity and debt offerings, and private placements for all of Stifel’s energy clients. Prior to working at Stifel, Mr. Franciscus was the senior associate and manager for the Global Energy Group at J.P. Morgan in New York and an associate in the Deutsche Banc BT Wolfensohn Mergers & Acquisitions Group. Mr. Franciscus has executed equity, debt, mergers and acquisitions and other financing transactions in various industries including defense, energy, media and telecom. For five years preceding his banking experience, Mr. Franciscus worked in various marketing and finance positions in the Oil and Gas sector, including Snyder Oil and KN Energy (Interenergy). Additionally, he was a commissioned Infantry Officer in the U.S. Army and served in the reserves recently. Mr. Franciscus has an MBA from the Daniels College of Business at the University of Denver and a Bachelor of Arts from Ohio Wesleyan University.
     Kenneth R. Berry, Jr., 53, has served as Vice President of Land since August 1999, as land manager for the Company since October 1997, and as Corporate Secretary since November 2005. Mr. Berry is responsible for the management of all land issues including leasing and permitting. Prior to joining the Company, Mr. Berry served as the managing land consultant for Swift Energy Company in the Rocky Mountain region. Mr. Berry began his career in the land department with Tenneco Oil Company after earning a B.A. degree in Petroleum Land Management at the University of Texas – Austin.
     Each of our officers serves at the pleasure of the Board of Directors. There are no family relationships among our officers and directors.
Board of Directors and Committees
     The Board of Directors met four times during the fiscal year ended August 31, 2005 and each director participated in all of the meetings of the Board and of all committees on which that director served during the year. We encourage all incumbent directors, as well as all nominees for election as directors, to attend the annual meeting of stockholders. Our 2005 Annual Meeting of Stockholders held on August 8, 2005 was attended by all four of the incumbent Directors who were directors as of that date.
     The standing committees of the Board include the Audit Committee and the Compensation Committee. The Audit Committee and the Compensation Committee each consists entirely of non-employee directors. The Board has not appointed a nominating committee.

     The Audit Committee met five times during the fiscal year ended August 31, 2005. The Audit Committee oversees for the effectiveness of the Company’s accounting policies and practices, financial reporting and internal controls. The Audit Committee charter was adopted by the Board of Directors in June 2000 and was amended by the Board in April 2001 and April 2004. A copy of the Audit Committee charter was attached as Exhibit A to our definitive proxy statement regarding the Annual Meeting of our stockholders held on June 18, 2001 and can be found on the SEC’s website at www.sec.gov and on the company’s website at www.pyrenergy.com. The functions of the Audit Committee and its activities during the fiscal year ended August 31, 2005 are described below under the heading “Audit Committee Report”. The Audit Committee currently consists of Messrs. Swenson (Chairman), Kilpatrick, and Rhodes, each an “independent” director within the meaning of the AMEX rules. The Board of Directors has determined that Mr. Swenson is the Company’s audit committee financial expert.
     The Compensation Committee met two times during the fiscal year ended August 31, 2005. The Compensation Committee has the authority to establish policies and make determinations concerning compensation and employee benefits. The Compensation Committee reviews and makes recommendations concerning the compensation policies and the implementation of those policies and determines compensation and benefits for executive officers. The Compensation Committee currently consists of Messrs. Kilpatrick, Swenson and Rhodes (Chairman). None of the members of the Compensation Committee is an employee of the Company.
     The Company does not have a nominating committee because it believes that currently, the nominating functions should be relegated to the full Board. Nominees for director will be selected or recommended by a majority of the Company’s directors who meet the AMEX independence standards, Messrs. Swenson, Kilpatrick and Rhodes. In selecting nominees for the Board, the Company is seeking a board with a variety of experiences and expertise, and in selecting nominees will consider business experience in the industry in which the Company operates, financial expertise, independence from transactions with the Company, experience with publicly traded companies, experience with relevant regulatory matters in which the Company is involved and reputation for integrity and professionalism. The independent directors will consider in good faith director candidates who meet the minimum qualifications and who are recommended by stockholders.
     Stockholders may nominate persons to serve on the Board of Directors. To be considered for nomination by the Board at the next annual meeting of stockholders, the nominations must be made by stockholders of record entitled to vote. Stockholder nominations must be made by notice in writing, delivered or mailed by first class U.S. mail, postage prepaid, to the Secretary of the Company at the Company’s principal business address, not less than 53 days nor more than 90 days prior to any meeting of the stockholders at which directors are to be elected. Each notice of nomination of directors by a stockholder shall set forth the nominee’s name, age, business address, if known, residence address of each nominee proposed in that notice, the principal occupation or employment of each nominee for the five years preceding the date of the notice, the number of shares of the Company’s common stock beneficially owned by each nominee and any arrangement, affiliation, association, agreement or other relationship of the nominee with any Company stockholder.
     Stockholders wishing to send communications to the Board may contact D. Scott Singdahlsen, our Chief Executive Officer, President and Director, at the Company’s principal executive office address. All such communications shall be shared with the members of the Board, or if applicable, a specified committee or director.

Employee Code of Conduct and Code of Ethics and Reporting of Accounting Concerns
     We have adopted an Employee Code of Conduct (the “Code of Conduct”). We require all employees to adhere to the Code of Conduct in addressing legal and ethical issues encountered in conducting their work. The Code of Conduct requires that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest.
     We also adopted a Code of Ethics for our Chief Executive Officer, our Chief Financial Officer, our Controller and all other financial officers and executives. This Code of Ethics supplements our Code of Conduct and is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters. The Code of Conduct and Code of Ethics were filed with the SEC as exhibits to our Annual Report on Form 10-KSB for the year ended August 31, 2003 and can be found on our website at www.pyrenergy.com.
     Further, we have established “whistle-blower procedures” which provides a process for the confidential and anonymous submission, receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters. These procedures provide substantial protections to employees who report company misconduct.
Audit Committee Financial Expert
     Our Board of Directors has determined that Mr. Dennis Swenson, an independent Director, is the Company’s audit committee financial expert.
Audit Committee Report
     The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-KSB for the year ended August 31, 2005 and the unaudited financial statements included in the Quarterly Reports on Form 10-QSB for the first three quarters of the fiscal year ended August 31, 2005.
     The Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, the auditors’ judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the auditors with the Committee under Statement on Auditing Standard No. 61, as amended. In addition, the Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter required by the Independence Standards Board Standard No. 1. The Committee considered whether the auditors’ providing services on behalf of the Company other than audit services is compatible with maintaining the auditors’ independence.

     The Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of the auditors’ examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee met five times during the fiscal year ended August 31, 2005, and during the fiscal year ending August 31, 2006, has met four times to date.
     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended August 31, 2005 for filing with the SEC. The Committee also has recommended to the Board the selection of the Company’s independent auditors.

The Audit Committee

Dennis Swenson (Chairman)
David B. Kilpatrick
Bryce W. Rhodes
*****
Compensation Committee Interlocks and Insider Participation
     Messrs. Kilpatrick, Swenson and Rhodes serve on the Company’s Compensation Committee. None of these individuals served as a member of the compensation committee of another entity that has an executive officer serving on the Compensation Committee of the Company. No executive officer of the Company served as a director of another entity that had an executive officer serving on the Compensation Committee of the Company. Finally, no executive officer of the Company served as a member of the compensation committee of another entity, which had an executive officer serving as a director of the Company.
Compensation Committee Report on Executive Compensation
     None of the members of the Compensation Committee of the Board of Directors is an employee of the Company. The Compensation Committee sets and administers the policies that govern the annual and long-term compensation of executive officers of the Company. The Compensation Committee makes determinations concerning compensation of executive officers and awards of stock options under the Company’s stock option plans.
     Compensation Policies Toward Executive Officers. The Compensation Committee’s executive compensation policies are designed to provide competitive levels of compensation that relate compensation to the Company’s annual and long-term performance, reward above-average corporate performance compared to other companies in the oil and gas industry, recognize individual initiative and achievements, and assist the Company in retaining and attracting qualified executive officers. The Compensation Committee attempts to achieve these objectives through a combination of base salary, stock options, and cash bonus awards. In determining compensation, the Compensation Committee considers the matters discussed in this report as well as the recommendations of the Chief Executive

Officer concerning other executive officers and employees. The Compensation Committee met during the year ended August 31, 2005 to consider stock option grants for performance during the years ended August 31, 2004 and August 31, 2005.
     Executive Salaries. Executive salaries are reviewed by the Compensation Committee and are set for individual executive officers based on subjective evaluations of each individual officer’s performance and contributions to the Company, the Company’s past performance, the Company’s future prospects and long-term growth potential and a comparison of the salary ranges for executives of other companies in the oil and gas industry. Through consideration of these criteria, the Compensation Committee believes that salaries may be set in a manner that is both competitive and reasonable within the Company’s industry.
     Stock Options. Stock options are granted to executive officers and other employees of the Company by the Compensation Committee as a means of providing long-term incentive to the Company’s employees. The Compensation Committee believes that stock options encourage increased performance by the Company’s employees and align the interests of the Company’s employees with the interests of the Company’s stockholders. Decisions concerning recommendations for the granting of stock options to a particular executive officer are made after reviewing the number of options previously granted to that officer, the number of options granted to other executive officers (with higher ranking officers generally receiving more options in the aggregate), and a subjective evaluation of that officer’s performance and contributions to the Company as described above under “—Executive Salaries” and anticipated involvement in the Company’s future prospects. While stock options are viewed by the Committee on a more forward-looking basis than cash bonus awards based on prior performance, an executive officer’s prior performance will impact the number of options that may be granted. After considering the foregoing factors, during the fiscal year ended August 31, 2005, the Committee recommended that the Company grant options to three officers as follows:

Name/Title	Number of Options	Exercise Price Per Share
D. Scott Singdahlsen, President and Chief Executive Officer	200,000	$0.96

Tucker L. Franciscus Vice President—Strategic Development	150,000	$0.94

Kenneth R. Berry, Jr. Vice President—Land	-0-	-0-
      Cash Bonus Awards. The Compensation Committee considers on an annual basis whether to pay cash bonuses to some or all of the Company’s employees, including the Company’s executive officers. The Compensation Committee considers the granting of bonuses with the objective that the Company will remain competitive in its compensation practices and be able to retain highly qualified executive officers. In determining the amounts of bonuses, the Compensation Committee considers the performance both of the Company and of each executive officer in the past year as described above under “—Executive Salaries”. The Committee’s review of the Company’s performance concentrates on exploration success, prospect generation, investment community recognition of the Company and financial stability. The Committee did not pay cash bonuses to any of its employees during the fiscal year ended August 31, 2005.

     Chief Executive Officer Compensation. Generally, the compensation of the Company’s Chief Executive Officer is determined in the same manner as the compensation for other executive officers of the Company as described above. The Committee did not adjust Mr. Singdahlsen’s compensation during the fiscal year ended August 31, 2005.

The Compensation Committee

David B. Kilpatrick (Chairman until November 2005)
Dennis Swenson
Bryce W. Rhodes (New Chairman)

* * * *
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers and holders of more than 10% of the Company’s common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The Company believes that during the year ended August 31, 2005, its officers, directors and holders of more than 10% of the Company’s common stock complied with all Section 16(a) filing requirements, except that Tucker Franciscus, a Vice President, was late filing a Form 3 with respect to his receipt of stock options on September 1, 2004 and David Kilpatrick, a director, was late filing a Form 4 with respect to his receipt of stock options on October 13, 2004. In making these statements, the Company has relied upon representations and its review of copies of the Section 16(a) reports filed for the fiscal year ended August 31, 2005 on behalf of the Company’s directors, officers and holders of more than 10% of the Company’s common stock.

Executive Compensation
Summary Compensation Table
     The following table sets forth in summary form the compensation received during each of the last three completed fiscal years ended August 31, 2005 by D. Scott Singdahlsen, our Chief Executive Officer, President, Chief Financial Officer and Director and our other two most highly compensated officers (the “Named Executive Officers”).

Summary Compensation Table
	Annual Compensation				Long-Term Compensation
					Awards		Payouts
				Other
				Annual	Restricted	Securities	LTIP	All Other
Name and Principal	Fiscal	Salary	Bonus	Compensation	Stock	Underlying	Payouts	Compensation
Position	Year	($)(1)	($)(2)	($)(3)	Awards ($)	Options(#)	($)(4)	($)(5)
D. Scott Singdahlsen	2005	$175,000	—	—	—	200,000	—	—
Chief Executive Officer,	2004	$175,000	—	—	—	—	—	—
Officer, Chief Financial Officer, and President	2003	$175,000	—	—	—	281,750	—	—

Tucker L. Franciscus	2005	$120,000	—	—	—	150,000	—	—
Vice President and	2004	—	—	—	—	—	—	—
Secretary	2003	—	—	—	—	—	—	—

Kenneth R. Berry Jr.	2005	$108,000	—	—	—	—	—	—
Vice President	2004	$93,150	—	—	—	135,000	—	—
	2003	$93,150	—	—	—	157,500	—	—

(1)	The dollar value of base salary (cash and non-cash) received during the year indicated.

(2)	The dollar value of bonus (cash and non-cash) received during the year indicated.

(3)	During the period covered by the Summary Compensation Table, we did not pay any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property.

Option Grants in Last Fiscal Year
     The following table provides certain summary information concerning individual grants of stock options made to Named Executive Officers during the fiscal year ended August 31, 2005 under our stock option plans.

Option Grants in last Fiscal Year
Shares of
Common
	Stock	% of Total
	Underlying	Options Granted	Exercise
	Options	to Employees in	Price
Name	Granted	Fiscal Year (3)	($/Share)	Expiration Date
D. Scott Singdahlsen	200,000 (1)	40%	$0.96	November 17, 2014
Tucker Franciscus	150,000 (2)	30%	$0.94	September 1, 2009

Kenneth Berry	—	—	—	—

(1)	One-fifth of these options are exercisable on each anniversary date of the grant for five years following the grant date.

(2)	One-third of these options are exercisable on each anniversary date of the grant for three years following the grant date.

(3)	During fiscal year 2005, we granted stock options to purchase a total of 500,000 shares of our common stock under our stock option plans to all, including the Named Executive Officers.
     Subsequent to the fiscal year ended August 31, 2005, we granted Options to (1) David Kilpatrick, Dennis Swenson and Bryce Rhodes, each a member of our Board of Directors, each to purchase 15,000 shares at a exercise price of $1.34 per share immediately exercisable on or before the fifth anniversary of the grant dated; (2) Scott Singdahlsen, our Chief Executive Officer, on November 23, 2005 to purchase 25,000 shares at a exercise price of $1.34 per share immediately exercisable on or before the fifth anniversary of the grant dated; (3) Tucker Franciscus, our Vice President of Strategic Planning, on November 2, 2005 to purchase 25,000 shares at a exercise price of $1.34 per share immediately exercisable on or before the fifth anniversary of the grant dated; and (4) Kenneth Berry, our Vice President of Land and currently Corporate Secretary, on November 23, 2005 to purchase 25,000 shares at a exercise price of $1.34 per share immediately exercisable on or before the fifth anniversary of the grant dated.

Aggregated Option Exercises And Fiscal Year-End Option Value Table
     The following table provides certain summary information concerning stock option exercises during the fiscal year ended August 31, 2005 by the Named Executive Officers and the value of unexercised stock options held by the Named Executive Officers as of August 31, 2005.

Aggregated Option Exercises in last Fiscal Year And Year-End Option Values(1)
			Number of Securities
			Underlying Unexercised		Value of Unexercised In-the-
			Options at Fiscal		Money Options at Fiscal Year-
			Year-End (#)(4)		End ($)(5)
	Shares	Value
	Acquired on	Realized
Name	Exercise(2)	($)(3)	Exercisable	Unexercisable	Exercisable	Unexercisable
D. Scott Singdahlsen	—	—	302,834	293,916	145,937	152,968

Tucker Franciscus	—	—	—	150,000	—	63,000

Kenneth Berry	—	—	300,000	82,500	185,400	41,600

(1)	No stock appreciation rights are held by any of the named executive officers.

(2)	The number of shares received upon exercise of options during the year ended August 31, 2005.

(3)	With respect to options exercised during the year ended August 31, 2005, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.

(4)	The total number of unexercised options held as of August 31, 2005, separated between those options that were exercisable and those options that were not exercisable on that date.

(5)	For all unexercised options held as of August 31, 2005, the aggregate dollar value of the excess of the market value of the stock underlying those options over the exercise price of those unexercised options. These values are shown separately for those options that were exercisable and those options that were not yet exercisable on August 31, 2005 based on the closing sale price of our common stock on that date, which was $1.36 per share.

Employee Retirement Plans, Long-Term Incentive Plans and Pension Plans
     Excluding the Company’s stock option plans, we do not have any long-term incentive plan to serve as incentive for performance to occur over a period longer than one fiscal year.
Equity Compensation Plan Information

			Number of Securities
			Remaining Available for
	Number of Securities to	Weighted-Average	Future Issuance Under
	be Issued Upon Exercise	Exercise Price of	Equity Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))*
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,269,750	$1.41	569,250
Equity compensation plans not approved by security holders	0	—	0
Total	2,269,750		569,250

*	As of February 28, 2006.
     1997 Stock Option Plan
     In August 1997, our 1997 Stock Option Plan (the “1997 Plan”) was adopted by the Board of Directors and subsequently approved by the stockholders. Pursuant to the 1997 Plan, we may grant options to purchase an aggregate of 1,000,000 shares of common stock to key employees, directors and other persons who have contributed or are contributing to our success. The options granted pursuant to the 1997 Plan may be either incentive options qualifying for beneficial tax treatment for the recipient or they may be nonqualified options. The 1997 Plan may be administered by the Board of Directors or by an option committee. Administration of the 1997 Plan includes determination of the terms of options granted under the 1997 Plan. At February 28, 2006, options to purchase 550,000 shares were outstanding under the Plan and 166,500 options were available to be granted under the 1997 Plan.
     2000 Stock Option Plan
     In March 1999, our 2000 Stock Option Plan (the “2000 Plan”) was adopted by the Board of Directors and subsequently approved by the stockholders. Pursuant to the 2000 Plan, we may grant options to purchase shares of our common stock to key employees, directors and other persons who have contributed or are contributing to our success. We initially could grant options to purchase up to 500,000 shares pursuant to the 2000 Plan. In June 2001, our stockholders approved an amendment which allows us to grant options to purchase up to 1,500,000 shares pursuant to the 2000 Plan. In June 2004, our stockholders approved an amendment to increase from 1,500,000 to 2,250,000 the number of shares of common stock issuable pursuant to options granted under the 2000 Plan. The options granted pursuant to the 2000 Plan may be either incentive options qualifying for beneficial tax treatment for the recipient or non-qualified options. The 2000 Plan may be administered by the Board of Directors or by an option committee. Administration of the 2000 Plan includes determination of the terms of options granted under the 2000 Plan. As of April 28, 2006, options to purchase 1,719,750 shares were outstanding under the 2000 Plan and 402,750 options were available to be granted pursuant to the 2000 Plan.

     2006 Stock Incentive Plan
     At the annual meeting, stockholders will be asked to approve our 2006 Stock Incentive Plan (the “2006 Plan”). Pursuant to the 2006 Plan, and subject to approval of the 2006 Plan by the stockholders, our Compensation Committee may grant options, Restricted Stock and Restricted Stock Units with respect to, a total number not in excess of, 4,000,000 shares of our common stock. Awards may be made to any employee, officer or director of the Company and its related companies or other persons who provide services to the Company and its related companies. The Compensation Committee may grant either incentive stock options, which comply with Section 422 of the Internal Revenue Code, or nonqualified stock options under the 2006 Plan. The Compensation Committee sets option exercise prices and terms. The Compensation Committee may also grant awards of Restricted Stock and Restricted Stock Units under the 2006 Plan, that may be contingent on continued service or the attainment of certain performance goals. As of the date of this proxy statement, no awards have been made under the 2006 Plan. For additional information regarding the 2006 Plan, see below “4. Proposal To Adopt 2006 Stock Option Plan”.
Compensation Of Outside Directors
     On April 12, 2002, we granted options to purchase 20,000 shares of common stock to Mr. S.L. Hutchison and Mr. Rhodes who, at that time, were the only outside directors of the Company. The exercise price of the options is $1.65 per share, with 5,000 of the options immediately vesting and the remaining 15,000 of the options vesting 2,500 options for each fiscal quarter served as Director beginning June 1, 2002. Effective with Mr. Kilpatrick becoming a non-employee member of the Board of Directors on June 4, 2002, we granted him options to purchase 20,000 shares of common stock at an exercise price of $1.72 per share. The options vest 2,500 options for each fiscal quarter served as Director beginning with our fiscal quarter ended August 31, 2002. Other than options to purchase an aggregate of 281,750 shares granted to Scott Singdahlsen in February 2003, there were no options granted to any of our directors during the fiscal years ended August 31, 2003 or 2004. Mr. Kilpatrick and Mr. Rhodes both received options to purchase 50,000 shares at an exercise price of $1.15 per share on September 17, 2004. One-half of these options vest immediately and one-half vest after one year. Mr. Swenson was granted options to purchase 50,000 shares on October 1, 2004 at an exercise price of $1.24 per share. One-half of these options vest immediately and one-half vest after one year. Mr. Hutchison, the former Audit Committee Chairman, was awarded options to purchase 25,000 shares on January 12, 2005 at an exercise price of $1.15 per share. On November 23, 2005, we granted to Messrs. Kilpatrick, Swenson and Rhodes options each to purchase 15,000 shares at a exercise price of $1.34 per share immediately exercisable on or before the fifth anniversary of the grant dated.
     The Company pays each member of the Board of Directors a fee for attending Board meetings, plus a cash retainer to the Audit Committee Chairman. The fees are as follows:
     Meeting Fees:
•	$1000 per meeting for in-person quarterly Board meetings and $250 per meeting for teleconference meetings.

•	$500 per meeting for in-person or telephonic committee meetings (audit and compensation) when not held in conjunction with a regularly scheduled Board meeting. $250 if held in conjunction with a regularly scheduled Board meeting.

•	$1000 fee for attendance of Annual Meeting of Stockholders (in addition to fee related to Board meeting in conjunction with the Annual Meeting of Stockholders).
     Cash Retainer:
•	$5,000 per year for Audit Committee Chairperson.

Employment Contracts And Termination of Employment And Change-In-Control Arrangements
     We do not have any written employment contracts with any of our officers or other employees. We have no compensatory plan or arrangement that results or will result from the resignation, retirement or any other termination of an executive officer’s employment or from a change-in-control or a change in an executive officer’s responsibilities following a change-in-control, except that both the 1997 Plan and the 2000 Plan provide for vesting of all outstanding options in the event of the occurrence of a change-in-control.
Stock Ownership Of Directors And Principal Stockholders
     As of April 28, 2006 there were 37,915,259 shares of common stock outstanding. The following table sets forth certain information as of that date with respect to the beneficial ownership of common stock by each director and nominee for director, by all executive officers and directors as a group, and by each other person known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock:

			Percentage of
	Number of Shares		Shares
Name and Address of Beneficial Owner	Beneficially Owned(1)		Outstanding
D. Scott Singdahlsen	2,111,750	(2)	5.5%
1675 Broadway, Suite 2450
Denver, Colorado 80202

Bryce W. Rhodes	162,414	(3)	*
c/o W. E. Company
7770 El Camino Real
Carlsbad, CA 92009

David B. Kilpatrick	85,000	(4)	*
9105 St. Cloud Lane
Bakersfield, CA 93311

Dennis M. Swenson	65,000	(5)	*
5360 Lakeshore Drive
Littleton, CO 80123

Tucker L. Franciscus	75,000	(6)	*
1675 Broadway, Suite 2450
Denver, Colorado 80202

Kenneth R. Berry, Jr.	505,365	(7)	1.3%
1675 Broadway, Suite 2450
Denver, Colorado 80202

All Executive Officers and Directors as a group (six persons)	3,004,529	(1)(2)(3)(4)(5)(6)(7)	7.7%

Victory Oil Company	2,813,304		7.4%
222 West Sixth Street, Suite 1010
San Pedro, California 90731

			Percentage of
	Number of Shares		Shares
Name and Address of Beneficial Owner	Beneficially Owned(1)		Outstanding
Eastbourne Capital Management, L.L.C.	3,766,753	(8)	9.9%
1101 Fifth Avenue, Suite 160
San Rafael, CA 94901

Wellington Management Company, LLP	5,056,100	(9)	13.3%
75 State Street
Boston, MA 02109

(*)	Less than one percent.

(1)	“Beneficial ownership” is defined in the regulations promulgated by the U.S. Securities and Exchange Commission as having or sharing, directly or indirectly (1) voting power, which includes the power to vote or to direct the voting, or (2) investment power, which includes the power to dispose or to direct the disposition of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2)	The shares shown for Mr. Singdahlsen include 200,000 shares owned by Mr. Singdahlsen’s two minor children. Also includes options to purchase 15,000 shares at $1.82 per share until April 12, 2007, options to purchase 200,000 shares at $0.29 per share until February 4, 2010, options to purchase 81,750 shares at $1.30 per share until February 4, 2010, options to purchase 25,000 shares at $1.34 until November 23, 2010, and options to purchase 40,000 shares at $0.96 per share until November 17, 2014.

(3)	Includes 13,000 shares of common stock owned by Mr. Rhodes and 64,414 shares of common stock owned by Adventure Seekers Travel, Inc. Adventure Seekers is owned by Mr. Rhodes’ wife and Mr. Rhodes is the President of Adventure Seekers. Also includes options to purchase 20,000 shares at $1.65 per share until April 11, 2007, options to purchase 50,000 shares at $1.17 per share until October 14, 2009 and options to purchase 15,000 shares at $1.34 until November 23, 2010 that currently are exercisable. Excludes 171,625 shares that are held by W.E. Corporation. Mr. Rhodes is a President and CEO of W.E. Corporation. Mr. Rhodes disclaims beneficial ownership of the shares beneficially owned by W.E. Corporation.

(4)	Includes options to purchase 20,000 shares at $1.72 per share until June 4, 2007, options to purchase 50,000 shares at $1.17 per share until October 14, 2009 and options to purchase 15,000 shares at $1.34 until November 23, 2010 that currently are exercisable that are owned by Mr. Kilpatrick.

(5)	Includes options to purchase 50,000 shares at $1.24 per share until October 1, 2009 and options to purchase 15,000 shares at $1.34 until November 23, 2010 that are exercisable. The options expire five years from the date that they become exercisable by Mr. Swenson.

(6)	Includes options to purchase 50,000 shares at $.94 share until September 1, 2009 and options to purchase 25,000 shares at $1.34 until November 2, 2010. Does not include options to purchase an additional 100,000 shares at $0.94 share until September 1, 2009, 50,000 of which become exercisable on September 1, 2006, and 50,000 of which become exercisable on September 1, 2007.

(7)	Includes the following securities held directly or indirectly by Kenneth R. Berry, Jr., who is Vice President of Land: an aggregate of 172,865 shares owned by various entities, IRAs, and trusts with which Mr. Berry, or his spouse or minor daughter, is associated; and options to purchase 332,500 shares of common stock at exercise prices ranging from $.29 to $5.44 per share that currently are exercisable or that will become exercisable within the next 60 days.

(8)	The shares reflected include the shares beneficially owned by Eastbourne Capital Management, L.L.C., a registered investment adviser, Richard Jon Barry, Manager of Eastbourne and Black Bear Offshore Master Fund L.P., a Cayman Island exempted company to which Eastbourne is investment adviser.

(9)	Includes 1,897,300 shares owned by J. Caird Partners, L.P., and 1,976,000 shares owned by J. Caird Investors (Bermuda) L.P., each of which is an entity controlled by Wellington, and each of which is a 5% or greater beneficial owner of the Company’s common stock.

Certain Transactions With Management And Principal Stockholders
     On May 24, 2002, certain investment entities managed by Eastbourne Capital Management, LLC purchased $6 million of convertible notes from the Company. The notes provide for semi-annual interest payments at an annual rate of 4.99% and are convertible into common stock at the rate of $1.30 per share. At the time of the transaction, these entities had aggregate ownership in PYR Energy Corporation of approximately 15%. Concurrent with the sale, we agreed to add Messrs. Eric Sippel and Borden Putnam, of Eastbourne, to our Board of Directors. Messrs. Sippel and Putnam resigned from the board in August 2003, although Eastbourne still has the right to designate two individuals to serve on the Board. At the option of the Company, accrued interest can be paid in cash or added to the principal amount of the notes. The Company elected to add accrued interest of approximately $335,000 during fiscal year 2005 to the balance of the notes.
     As more fully described in the Form 8-K filed with the SEC on October 26, 2005, in mid-October 2005, the Company completed a Private Equity Placement consisting of the sale of 6.328 million shares of common stock, priced at $1.30 per share, to a group of institutional and accredited individual investors. Pursuant to the terms of the Private Placement, the Company has filed a registration statement covering the resale of these shares. On October 3, 2005, Estancia Corporation, an entity solely owned by Kenneth Berry Jr., purchased 50,000 shares of common stock pursuant to the Private Placement, and a trust of which Mr. Berry is Trustee and a beneficiary purchased an additional 20,000 shares of common stock pursuant to the Private Placement. This transaction was approved by the Audit Committee of the Board of Directors of the Company.
     During the fiscal year ended August 31, 2005, there were no other transactions between the Company and its directors, executive officers or known holders of greater than five percent of the Company’s common stock in which the amount involved exceeded $60,000 and in which any of the foregoing persons had or will have a material interest.
Description of Securities
     Below is a description of our common stock and our preferred stock.
Common Stock
     Holders of our common stock are entitled to one vote for each share held of record in all matters to be voted on by the stockholders. Holders of common stock are entitled to receive dividends as may be legally declared from time to time by the board of directors, and in the event of our liquidation, dissolution or winding up, to share ratably in all assets remaining after payment of liabilities. Declaration of dividends on common stock is subject to the discretion of the board of directors and will depend upon a number of factors, including our future earnings, capital requirements and financial condition. We have not declared dividends on our common stock in the past and we currently anticipate that retained earnings, if any, in the future will be applied to the expansion and development of our business rather than the payment of dividends.

     The holders of common stock have no preemptive or conversion rights and are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock. Our articles of incorporation require the approval of the holders of a majority of our outstanding common stock for certain fundamental corporate actions, such as mergers and sales of substantial assets, or for an amendment to our articles of incorporation. There exists no provision in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of the Company.
     U.S. Corporate Stock Transfer acts as our transfer agent and registrar.
Preferred Stock
     The Company has authorized 1,000,000 shares of $0.001 par value preferred stock, of which no shares are issued and outstanding.
2. PROPOSAL TO RATIFY THE SELECTION OF HEIN & ASSOCIATES LLP
AS CERTIFIED INDEPENDENT ACCOUNTANTS
     The Board of Directors recommends that the stockholders vote in favor of ratifying the selection of the certified public accounting firm of Hein & Associates LLP of Denver, Colorado as the auditors who will audit financial statements, prepare tax returns and perform other accounting and consulting services we request for the fiscal year ended August 31, 2006 or until the Board of Directors, in its discretion, replaces them.
     It is expected that one or more representatives of Hein & Associates LLP will be present at the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions from stockholders.
Principal Accountant Fees and Services
Audit Fees
     Hein & Associates, LLP, the Company’s principal accountants, billed the Company $81,907 for the year ended August 31, 2004 and $79,000 for the year ended August 31, 2005. Hein & Associates, LLP was hired in January 2004 as our certified independent accountant. Hein’s professional services have included audits of financial statements included in the Company’s Forms 10-KSB, for the years ended August 31, 2004 and August 31,2005 and review of financial statements included on the company Forms 10-QSB in such periods, and reviews of the Company’s Forms 10-QSB for the quarters ending November 30, 2005 and February 28, 2006, and services provided in connection with regulatory filings.
Audit-Related Fees
     For the years ended August 31, 2004 and August 31, 2005, Hein & Associates, LLP did not provide the Company with any services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “—Audit Fees.”

Tax Fees
     For the years ended August 31, 2004 and August 31, 2005, Hein & Associates, LLP did not provide the Company with professional services for tax compliance, tax advice, and tax planning.
All Other Fees
     For the years ended August 31, 2004 and August 31, 2005, Hein & Associates, LLP did not bill the Company for products and services other than those described above.
Audit Committee Pre-Approval Policies
     The Audit Committee policy is that any services performed by the principal independent auditors that are not included in the audit engagement letter shall be pre-approved by the Audit Committee. All the services described above that were performed by the Company’s independent auditors and that were not included in the audit engagement letter were pre-approved by the Audit Committee.
Required Vote; Board Recommendation
     An affirmative vote of the majority of shares represented at the Annual Meeting in person or by proxy is necessary to ratify the selection of auditors. There is no legal requirement for submitting this proposal to the stockholders; however, the Board of Directors believes that it is of sufficient importance to seek ratification. Whether the proposal is approved or defeated, the Board may reconsider its selection of Hein & Associates LLP.
     The Board of Directors unanimously recommends that the stockholders vote for approval of Hein & Associates LLP as the Company’s certified independent accountants.
3. PROPOSAL TO RATIFY THE SALE AS PART OF THE OCTOBER 2005 PRIVATE PLACEMENT OF 20,000 SHARES OF
COMMON STOCK TO A TRUST CONTROLLED BY KENNETH R. BERRY, JR. OUR VICE PRESIDENT OF LAND AND 50,000
SHARES OF COMMON STOCK TO AN ENTITY CONTROLLED BY MR. BERRY;
     The Board of Directors recommends that the stockholders vote in favor of ratifying the issuance of 20,000 shares of shares of common stock to a trust controlled by Kenneth R. Berry, Jr. our Vice President of Land and 50,000 shares of common stock to an entity controlled by Mr. Berry;
Background
     In October 2005, we sold 6,275,000 shares of our common stock (and issued 52,500 warrants) at $1.30 per share in a private placement for an aggregate offering amount of $8,157,000 (the “Private Placement”). We negotiated the terms of the Private Placement with Wellington Management Company as the lead investor including the $1.30 offering price per share on September 23, 2005, on which date the closing price of our stock was $1.38 per share. On September 27, 2005, the Board approved the Private Placement on which day our stock closed at $1.27 per share. On September 28, 2005, the Private Placement Memorandum was finalized and the closing price of our stock on that day was $1.47 per share. The Private Placement closed in three separate closings, occurring on October 3, October 6 and October 20, respectively. The closing price of our stock on the date of these closings was, respectively, $2.07, $1.46 and $1.36 per share.

     Kenneth R. Berry, Jr., our Vice President of Land, purchased beneficial ownership of shares of our common stock in connection with the first closing of the Private Placement, which occurred on October 3, 2005, as follows. The Kenneth R. Berry, Jr. and Leslie A. Berry Trust (the “Trust”) purchased 20,000 shares of common stock in the Private Placement. Mr. Berry is a trustee and beneficiary of the trust. Estancia Petroleum Corporation (“Estancia”) purchased 50,000 shares of common stock in the Private Placement. Mr. Berry owns all the outstanding equity interests in Estancia Corporation. The foregoing purchases were made at the same purchase price as all the other purchasers in the Private Placement and account for 1.1% ($91,000) of the total $8,157,000 Private Placement offering. The shares were subscribed for pursuant to two separate Subscription Agreements, each executed on October 3, 2005 by the Trust and Estancia respectively. Based on the closing price of our stock on October 3, 2005, the aggregate dollar discount from that market price that was received by the Trust and Estancia in connection with the purchase of their shares was $53,900, or $0.77 per share. Mr. Berry was not involved in the structure or negotiation of the terms of the Private Placement, nor did he commit to purchase any shares pursuant to the Private Placement until after: (i) the price per share had been negotiated with the Company and an unrelated third party, and (ii) the Private Placement had commenced. As of April 28, 2006, Mr. Berry beneficially owns, 1.3% of our issued and outstanding stock. The closing price of our common stock on April 28, 2006 was $1.36 per share.
     Our Audit Committee approved Mr. Berry’s participation in the Private Placement in a meeting held on November 2, 2005. The Audit Committee does not currently have pre-determined standards for making decisions regarding related party transactions. In making its decision to approve of Mr. Berry’s participation in the Private Placement, the Audit Committee considered the following matters, among others : (1) the price per share for the shares sold in the Private Placement was negotiated with the Company by an unrelated third party; (2) on the date that the price for the entire Private Placement was negotiated between the Company and the unrelated third party lead investor to be $1.30 per share, the closing price of our common stock was $1.38 per share; (3) in his capacity as Vice President of Land, Mr. Berry was not involved in influencing the offering price for the shares sold in the Private Placement, nor was it his function to be involved in such matters; (4) both the Trust and Estancia would be investing on the same terms as the other investors participating in the Private Placement, all of whom were unrelated parties; (5) at the time of his subscription to purchase shares, the maximum number of shares available to be sold pursuant to the Private Placement had not been sold, and the Company wanted to obtain the maximum number of subscriptions in the Private Placement in order to raise the maximum amount of funds; and (6) the shares for which the Trust and Estancia subscribed amounted to approximately 1.1% of the total number of shares offered in the Private Placement.
     Following the submission of our Additional Listing Application filed with the American Stock Exchange (“AMEX”), AMEX advised us that, because Mr. Berry purchased common stock in the Private Placement at a price that was less than the market value of our common stock on the date of purchases, stockholder approval would be required in order for any of the Trust’s or Estancia’s shares to be listed on AMEX. We have made a number of requests for AMEX to change its position based on the facts and circumstances of the above, but AMEX stated that it had taken this same position in other instances and it would not be willing to change its position in this case.

     We are requesting that our stockholders ratify the above issuances, in connection with the Private Placement, of 70,000 shares at $1.30 per share.
Effect on Existing Stockholders
     All the existing holders of our common stock have been diluted proportionately in connection with the issuance of the shares of our common stock as part of the Private Placement.
     We filed a registration statement on Form S-3 to register the resale and transfer of the shares sold in the Private Placement. This Form S-3 registration statement became effective on January 6, 2006.
     Our common stock has no preemptive or similar rights.
Principal Effects of Nonapproval
     If stockholder ratification is not obtained, we would then cancel the sales and return the purchase price to the Trust and Estancia.
     In the event stockholder ratification is not obtained and for some reason we are unable to cancel the sales, we would not be in compliance with AMEX listing requirements. If we fail to comply with AMEX listing or other agreements with AMEX in any material respect, our securities are subject to suspension from dealings and, unless prompt corrective action is taken, removal from AMEX listing. While we could reapply for AMEX listing if our securities were delisted, removal from AMEX could negatively affect the price of our stock, our reputation, and our ability to raise capital and could otherwise negatively affect our business.
Required Vote; Board Recommendation
     An affirmative vote of the majority of shares represented at the Annual Meeting in person or by proxy is necessary to approve this matter.
     Our Board of Directors unanimously recommends that the stockholders vote in favor of ratifying the issuance of the shares purchased as part of the Private Placement by the Trust and Estancia of the shares of our common stock as described above.
4. PROPOSAL TO ADOPT 2006 STOCK INCENTIVE PLAN
     On April 17, 2006, the Board of Directors approved the Company’s 2006 Stock Incentive Plan (the “2006 Plan”), subject to stockholder approval. The 2006 Plan is designed to align the interests of employees, directors and other persons selected to receive awards with those of stockholders by rewarding long-term decision-making and actions for the betterment of the Company. We believe that equity-based compensation assists in the attraction and retention of qualified employees and provides them with additional incentive to devote their best efforts to pursue and sustain the Company’s superior long-term performance, enhancing the value of the Company for the benefit of its stockholders.

Summary of the 2006 Stock Incentive Plan
     The following paragraphs provide a summary of the principal features of the 2006 Plan and its operation. This summary is qualified in its entirety by reference to the applicable provisions of the 2006 Plan, a copy of which is included herein as Appendix 1.
Shares Available for Issuance
     The 2006 Plan provides that no more than 4,000,000 shares of our Common Stock may be issued for awards. If there is any change in the Company’s common stock by reason of any stock exchange, merger, consolidation, reorganization, recapitalization, stock dividend, reclassification, split-up, combination of shares or otherwise, then the Compensation Committee shall make proportionate adjustments to the maximum number and kind of securities (i) available for issuance under the 2006 Plan; (ii) available for issuance as incentive stock options or non-qualified stock options; (iii) that may be subject to awards received by any participant; (iv) that may be subject to different types of awards; and (v) that are subject to any outstanding award, and (vi) the price of each security.
     The 2006 Plan provides that shares covered by an award will not count against the shares available for issuance under the 2006 Plan until they are actually issued and delivered to a participant. If an award granted under the 2006 Plan lapses, expires, terminates or is forfeited, surrendered or canceled without having been fully exercised or without the issuance of all the shares subject to the award, the shares covered by such award will again be available for use under the 2006 Plan.
Eligibility
     Awards may be made to any employee, officer, director of the Company and its related companies or other persons who provide services to the Company and its related companies. As of April 28, 2006, approximately 15 persons were eligible to receive awards under the 2006 Plan.
Administration
     The 2006 Plan will be administered by the Compensation Committee which shall consist of the Board or a committee of the Board as the Board may from time to time designate; provided, however, that unless otherwise determined by the Board, the Compensation Committee shall consist solely of two or more directors, each of whom shall be (i) a “nonemployee director” within the meaning of Rule 16b-3; and (ii) an “outside director” as defined under Section 162(m) of the Code, unless administration of the 2006 Plan by an “outside director” has not been required in order to qualify for tax deductibility under Section 162(m) of the Code.
Types of Awards
     Stock Options. The Compensation Committee may grant either incentive stock options, which comply with Section 422 of the Internal Revenue Code, or nonqualified stock options. The Compensation Committee sets option exercise prices and terms, except that the exercise price of an incentive stock option may be no less than 100% of the fair market value of the shares on the date of grant. At the time of grant, the Compensation Committee in its sole discretion will determine when stock options are exercisable and when they expire, except that the term of a stock option cannot exceed ten years.

     Restricted Stock Awards. The Compensation Committee may grant awards of restricted stock under the 2006 Plan. These shares may be subject to restrictions on transferability, risk of forfeiture and other restrictions as determined by the Compensation Committee. As a condition to a grant of an award of restricted stock, the Compensation Committee may require or permit a participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional awards under the 2006 Plan. Unless otherwise determined by the Compensation Committee, stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as Restricted Stock with respect to the which such stock or other property has been distributed.
     Restricted Stock Unit Awards. The Compensation Committee may grant awards of Restricted Stock Units under the 2006 Plan. A Restricted Stock Unit is a grant valued in terms of common stock, but common stock is not issued at the time of grant. After participants who receive awards of Restricted Stock Units satisfy applicable vesting requirements, the Company will distribute shares or the cash equivalent of the number of shares used to value the Unit. If the participant does not meet the requirements prior to the end of the vesting period, the Units will be forfeited to the Company. Vesting requirements may be met by the passage of time or by either Company or individual performance. Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as determined by the Compensation Committee, which restrictions may lapse at the expiration of the deferral period or at other times determined by the Compensation Committee.
Amendment and Termination of the 2006 Plan
     The Board of Directors or the Compensation Committee may amend, alter or discontinue the 2006 Plan, except that if any applicable statute, rule or regulation requires stockholder approval with respect to any amendment of the 2006 Plan, then to the extent so required, stockholder approval will be obtained. No amendment may impair the right of a participant under an outstanding agreement. As proposed, the 2006 Plan would terminate on April 16, 2016.
Federal Income Tax Consequences
     The following is a summary of the material United States federal income tax consequences to us and to recipients of certain awards under the 2006 Plan. The summary is based on the Internal Revenue Code and the U.S. Treasury regulations promulgated thereunder in effect as of the date of this proxy statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of awards under the 2006 Plan.
     Nonqualified Stock Options. A recipient will not have any income at the time a nonqualified stock option is granted, nor will the Company be entitled to a deduction at that time. When a nonqualified stock option is exercised, the recipient generally will recognize ordinary income (whether the option price is paid in cash or by surrender of shares of Company stock), in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option price.

     Incentive Stock Options. A recipient will not have any income at the time an incentive stock option (“ISO”) is granted. Furthermore, a recipient will not have regular taxable income at the time the ISO is exercised. However, the excess of the fair market value of the shares at the time of exercise over the option price will be a preference item that could create an alternative minimum tax liability for the recipient. If a recipient disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain recognized by the recipient (i.e., the excess of the proceeds received over the option price), if any, will be long-term capital gain eligible for favorable tax rates under the Internal Revenue Code. Conversely, if the recipient disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition will generally be a “disqualifying disposition,” and the recipient will recognize ordinary income in the year of the disqualifying disposition equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option price and (ii) the excess of the amount received for the shares over the option price. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the shares were held.
     Restricted Stock and Restricted Stock Units. A participant generally will not have taxable income upon grant of Restricted Stock or Restricted Stock Units. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For Restricted Stock only, a participant instead may elect to be taxed at the time of grant.
     The Company generally will be entitled to a tax deduction in connection with an award under the 2006 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income, provided that the deduction is not disallowed by Section 162(m) or otherwise limited by the Internal Revenue Code.
Plan Benefits
     As of the date of this proxy statement, no director, officer or employee of the Company has been granted any Options, Restricted Stock or Restricted Stock Units under the 2006 Plan and, therefore, the benefits are not determinable at this time.
Required Vote; Board Recommendation
     An affirmative vote of the majority of shares represented at the Annual Meeting in person or by proxy is necessary to approve this matter.
     Our Board of Directors unanimously recommends that the stockholders vote in favor of the adoption of the 2006 Plan.
OTHER BUSINESS
     The Board of Directors is not aware of any other matters that are to be presented at the Annual Meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting. Nevertheless, if other matters should properly come before the Annual Meeting, the stockholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, shall vote on such matters in accordance with their judgment.

FINANCIAL AND OTHER INFORMATION – INCORPORATION BY REFERENCE
     Financial and other information required to be disclosed in this proxy statement is set forth in our Annual Report on Form 10-KSB for the fiscal year ended August 31, 2005 under the captions “FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA,” and “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,” is hereby incorporated herein by reference. A copy of our Annual Report on Form 10-KSB accompanies this proxy statement.
VOTING PROCEDURES
     Votes at the Annual Meeting are counted by an inspector of election appointed by the Chairman of the meeting. If a quorum is present, an affirmative vote of a majority of the votes entitled to be cast by those present in person or by proxy is required for the approval of items submitted to stockholders for their consideration, unless a different number of votes is required by Maryland law or our certificate of incorporation. Abstentions by those present at the Annual Meeting are tabulated separately from affirmative and negative votes and do not constitute affirmative votes. If a stockholder returns his proxy card and withholds authority to vote for any or all of the nominees, the votes represented by the proxy card will be deemed to be present at the meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes. Shares in the names of brokers that are not voted are treated as not present.
RESOLUTIONS PROPOSED BY INDIVIDUAL STOCKHOLDERS,
DISCRETIONARY AUTHORITY TO VOTE PROXIES
     Under Rule 14a-8(e) of the Securities Exchange Act of 1934, in order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders following the end of our 2006 fiscal year, proposals by individual stockholders must be received by us no later than November 28, 2006.
     In addition, under Rule 14a-4(c)(1) of the Securities Exchange Act, the proxy solicited by the Board of Directors for the next annual meeting of stockholders following the end of our 2006 fiscal year will confer discretionary authority on any stockholder proposal presented at that meeting unless we are provided with notice of that proposal no later than February 11, 2007.

FORWARD-LOOKING STATEMENTS
     This proxy statement includes “forward-looking” statements within the meaning of Section 21E of the Exchange Act. All statements other than statements of historical facts included in this proxy statement, including without limitation statements under “Recent Developments Concerning The Company” regarding our financial position, business strategy and plans and objectives of management for future operations and capital expenditures are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Additional statements concerning important factors that could cause actual results to differ materially from our expectations (“Cautionary Statements”) are disclosed in the “Disclosure Regarding Forward-Looking Statements And Cautionary Statements” section of our Annual Report on Form 10-KSB for the fiscal year ended August 31, 2005. All written and oral forward-looking statements attributable to us or persons acting on our behalf subsequent to the date of this proxy statement are expressly qualified in their entirety by the Cautionary Statements.
* * * * *
     This Notice and Proxy Statement are sent by order of the Board of Directors.

Dated: May __, 2006

/s/ D. Scott Singdahlsen
D. Scott Singdahlsen
Chief Executive Officer
* * * * *

APPENDIX 1
2006 STOCK INCENTIVE PLAN
     This 2006 Stock Incentive Plan (the “Plan”) is adopted in consideration for services rendered and to be rendered to PYR Energy Corporation and Related Companies.
Definitions.
          The terms used in this Plan shall, unless otherwise indicated or required by the particular context, have the following meanings:
          Agreement: The written agreement (and any amendment or supplement thereto) between the Company and an Eligible Person designating the terms and conditions of an Award.
          Award: Any Option, Restricted Stock or Restricted Stock Unit, together with any other right or interest granted to a Participant pursuant to this Plan.
          Board: The Board of Directors of PYR Energy Corporation.
          Change in Control: (i) The acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) of the beneficial ownership of more than fifty percent of the outstanding securities of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated, (iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, (iv) a complete liquidation or dissolution of the Company, or (v) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.
          Code: The Internal Revenue Code of 1986, as amended, from time to time, including regulations thereunder and successor provisions and regulations thereto.
          Common Stock: The Common Stock of PYR Energy Corporation.
          Company: PYR Energy Corporation, a corporation incorporated under the laws of Maryland, and any successors in interest by merger, operation of law, assignment or purchase of all or substantially all of the property, assets or business of the Company.
          Compensation Committee: The Plan shall be administered by the Compensation Committee which shall consist of the Board or a committee of the Board as the Board may from time to time designate; .provided, however, that, unless otherwise determined by the Board, the Compensation Committee shall consist solely of two or more directors, each of whom shall be (i) a “nonemployee director” within the meaning of Rule 16b-3; and (ii) and an “outside director” as defined under Section 162(m) of the Code, unless administration of this Plan by an “outside director” has not been required in order to qualify for tax deductibility under Section 162(m) of the Code.
          Continuous Status: The employment by, or relationship with, the Company or any Related Company is not interrupted or terminated. The Board, at its sole discretion, may determine whether Continuous Status shall be considered interrupted due to personal or other mitigating circumstances, including leaves of absence.

          Date of Grant: The date on which an Option is granted under the Plan.
          Eligible Person: Officers and Employees and other persons who provide services to the Company or any Related Company, including directors of the Company or any Related Company.
          Employee: An Employee is an employee of the Company or any Related Company.
          Exchange Act: The Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.
          Exercise Price: The price per share of Common Stock payable upon exercise of an Option.
          Fair Market Value: The Fair Market Value of the Option Shares. Such Fair Market Value shall be determined, in good faith, by the Compensation Committee after such consultation with outside legal, accounting and other experts as the Compensation Committee may deem advisable.
          Incentive Stock Options (“ISOs”): An Option granted with the intention that it qualify as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.
          Non-Incentive Stock Options (“Non-ISOs”): Options which are not intended to qualify as “Incentive Stock Options” under Section 422 of the Code or any successor provision thereto.
          Option: The rights granted to an Eligible Person to purchase Common Stock pursuant to the terms and conditions of an Agreement.
          Option Shares: The shares of Common Stock underlying an Option granted to an Eligible Person.
          Optionee: An Eligible Person who has been granted an Option.
          Participant: A person who has been granted an Option, Restricted Stock or a Restricted Stock Unit which remains outstanding, including a person who is no longer an Eligible Person.
          Related Company: Any subsidiary of the Company and any other business venture in which the Company has a significant interest as determined in the discretion of the Compensation Committee.
          Restricted Stock: An Award of shares of Common Stock granted to a Participant pursuant to Section 15, subject to any restrictions and conditions as are established pursuant to such Section 15.
          Restricted Stock Unit: A right, granted to a Participant pursuant to Section 15, to receive Common Stock, cash or a combination thereof at the end of a specified deferral period.
          Rule 16b-3: Rule 16b-3, promulgated by the SEC under Section 16 of the Exchange Act, as from time to time in effect and applicable to this Plan.
          Securities Act: The Securities Act of 1933, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

Purpose and Scope.
The purpose of this Plan is to advance the interests of the Company and its stockholders by affording Eligible Persons an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in this Company.
This Plan authorizes the Compensation Committee to grant Options to purchase shares of Common Stock to Eligible Persons selected by the Compensation Committee while considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors, and other matters.
Administration of the Plan. The Plan shall be administered by the Compensation Committee. The Compensation Committee shall have the authority granted to it under this section and under each other section of the Plan. The Compensation Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted pursuant to the Plan. Such Awards may be granted either alone, in addition to, or in tandem with, any other type of Award.
          In accordance with and subject to the provisions of the Plan and Rule 16b-3, the Compensation Committee shall select the Eligible Persons to receive Awards, shall determine (i) the number of shares of Common Stock, Restricted Stock or Restricted Stock Units to be subject to each Award, (ii) the time at which each Award is to be granted, (iii) the extent to which the transferability of shares of Common Stock issued or transferred pursuant to any Award is restricted, (iv) the Fair Market Value of the Common Stock, (v) whether to accelerate the time of exercisability of any Award that has been granted, (vi) the period or periods and extent of exercisability of the Options, and (vii) the manner in which an Option becomes exercisable. In addition, the Compensation Committee shall fix such other terms of each Option, Restricted Stock Award and Restricted Stock Units as the Compensation Committee may deem necessary or desirable. The Compensation Committee shall determine the form, terms and provisions of each Agreement to evidence each Award (which need not be identical).
          The Compensation Committee from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Compensation Committee shall keep minutes of its meetings and those minutes shall be available to every member of the Board.
          All actions taken and all interpretations and determinations made by the Compensation Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Compensation Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Compensation Committee shall, in addition to rights they may have if Directors of the Company, be fully protected by the Company with respect to any such action, determination or interpretation.
The Common Stock. The Board is authorized to appropriate, issue and sell for the purposes of the Plan, and the Compensation Committee is authorized to grant Options, Restricted Stock and Restricted Stock Units with respect to, a total number, not in excess of 4,000,000 shares of Common Stock, either treasury or authorized but unissued, as adjusted pursuant to Section 16. All or any unsold shares subject to an Option, Restricted Stock or Restricted Stock Units that for any reason expires or otherwise terminates may again be made subject to Options, Restricted Stock or Restricted Stock Units under the Plan. No Eligible Person may be granted Options, Restricted Stock and Restricted Stock Units under this Plan covering in excess of an aggregate of 350,000 Option Shares and shares of Restricted Stock and Restricted Stock Units in any calendar year, subject to adjustments pursuant to Section 16.

Eligibility. Options which are intended to qualify as ISOs will be granted only to Employees. Eligible Persons may hold more than one Option under the Plan and may hold Options under the Plan and options granted pursuant to other plans or otherwise, and may hold Restricted Stock and Restricted Stock Units under the Plan.
Option Price. The Exercise Price for the Option Shares shall be established by the Compensation Committee or shall be determined by a method established by the Compensation Committee; provided that the Exercise Price to be paid by Optionees for the Option Shares that are intended to qualify as ISOs, shall not be less than 100 percent of the Fair Market Value of the Option Shares on the Date of Grant (or, in the case of an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, 110 percent of the Fair Market Value of the Option Shares on the Date of Grant).
Duration and Exercise of Options.
The option period shall commence on the Date of Grant and shall be as set by the Compensation Committee, but not to exceed 10 years in length.
The Compensation Committee may determine whether any Option shall be exercisable in installments only; if the Compensation Committee determines that an Option shall be exercisable in installments, it shall determine the number of installments and the percentage of the Option exercisable at each installment date. All such installments shall be cumulative.
The Compensation Committee shall establish and set forth in each Agreement that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a termination of Continuous Status, any of which provisions may be waived or modified by the Compensation Committee at any time, provided that any such waiver or modification shall satisfy the requirements for exemption under Section 409A of the Code.
Each Option shall be exercised in whole or in part by delivering to the Company or a brokerage firm designated or approved by the Company of written notice of the number of shares with respect to which the Option is to be exercised and by paying in full the Exercise Price for the Option Shares purchased as set forth in Section 8; provided, that an Option may not be exercised in part unless the Exercise Price for the Option Shares purchased is at least $1,000.
No Option may be exercised until the Plan is approved by the shareholders of the Company as provided in Section 17 below.
Payment for Option Shares. If the Exercise Price of the Option Shares purchased by any Optionee at one time exceeds $5,000, the Compensation Committee may permit all or part of the Exercise Price for the Option Shares to be paid by delivery to the Company for cancellation shares of the Company’s Common Stock previously owned by the Optionee with a Fair Market Value as of the date of payment equal to the portion of the Exercise Price for the Option Shares that the Optionee does not pay in cash. In the case of all other Option exercises, the Exercise Price shall be paid in cash or check upon exercise of the Option, except that the Compensation Committee may permit an Optionee to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell some or all of the Option Shares acquired upon exercise of an Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

Relationship to Employment or Position. Nothing contained in the Plan, or in any Option, Restricted Stock Award or Restricted Stock Units granted pursuant to the Plan, shall confer upon any Participant any right with respect to continuance of employment by, or other relationship with, the Company, or interfere in any way with the right of the Company to terminate the Participant’s employment as an Employee or other position or relationship, at any time.
Nontransferability of Option. Except as otherwise provided by the Compensation Committee, no Option granted under the Plan shall be transferable by the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution.
Rights as a Stockholder. No person shall have any rights as a shareholder with respect to any share covered by an Option until that person shall become the holder of record of such share and, except as provided in Section 16, no adjustments shall be made for dividends or other distributions or other rights as to which there is an earlier record date.
Securities Laws Requirements. No Option Shares shall be issued unless and until, in the opinion of the Company, any applicable registration requirements of the Securities Act of 1933, as amended, any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, have been fully complied with. Each Option and each Option Share certificate may be imprinted with legends reflecting federal and state securities laws, restrictions and conditions, and the Company may comply therewith and issue “stop transfer” instructions to its transfer agent and registrar in good faith without liability.
Disposition of Shares. Each Optionee, as a condition of exercise, shall represent, warrant and agree, in a form of written certificate approved by the Company, as follows: (a) that all Option Shares are being acquired solely for his own account and not on behalf of any other person or entity; and (b) that no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933, as amended, or any other applicable federal or state securities laws.
Incentive Stock Options. To the extent that the aggregate Fair Market Value of Common Stock with respect to which ISO’s are exercisable for the first time by a Participant during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the Date of Grant under the Code (the Fair Market Value being determined as of the Date of Grant for the Option), such portion in excess of $100,000 shall be treated as Non-ISO’s.
Restricted Stock and Restricted Stock Units.
Restricted Stock. The Compensation Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:
Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Compensation Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Compensation Committee may determine at the date of grant or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.
Certificates for Stock. Restricted Stock granted under this Plan may be evidenced in such manner as the Compensation Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Compensation Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.
Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Compensation Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan. Unless otherwise determined by the Compensation Committee, stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such stock or other property has been distributed.
Restricted Stock Units. The Compensation Committee is authorized to grant Restricted Stock Units to Participants, which are rights to receive Common Stock at the end of a specified deferral period, subject to the following terms and conditions:
Award and Restrictions. Settlement of an Award of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Compensation Committee (or, if permitted by the Compensation Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Compensation Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Compensation Committee may determine. Restricted Stock Units shall be satisfied by the delivery of cash or Common Stock in the amount equal to the Fair Market Value for the specified number of shares of Common Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Compensation Committee at the date of grant or thereafter.
Dividend Equivalents. Unless otherwise determined by the Compensation Committee at date of grant, Dividend Equivalents on the specified number of shares of Common Stock covered by an Award of Restricted Stock Units shall be either (a) paid with respect to such Restricted Stock Units on the dividend payment date in cash or in shares of unrestricted Common Stock having a Fair Market Value equal to the amount of such dividends, or (b) deferred with respect to such Restricted Stock Units and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, other Awards or other investment vehicles, as the Compensation Committee shall determine or permit the Participant to elect.

Waiver of Restrictions. The Compensation Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions, or restrictions on any Restricted Stock or Restricted Stock Units under such circumstances and subject to such terms and conditions as the Compensation Committee shall deem appropriate; provided, however, that the Compensation Committee may not adjust performance goals for any Restricted Stock or Restricted Stock Units intended to be exempt under Section 162(m) of the Code for the year in which the Restricted Stock or Restricted Stock Unit is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.
Change in Stock, Adjustments, Etc. In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting shareholders which are not changed or exchanged) should be changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Company, or, if further changes or exchanges of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, shall be made (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividends, reclassification, split-up, combination of shares or otherwise), then appropriate adjustment shall be made by the Compensation Committee to the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding Options, Restricted Stock and Restricted Stock Units as provided in the respective Agreements in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.
Effective Date of Plan; Termination Date of Plan. Subject to the approval of the Plan by the affirmative vote of the holders of a majority of the Company’s securities entitled to vote and represented at a meeting duly held in accordance with applicable law, the Plan shall be deemed effective April 17, 2006. The Plan shall terminate at midnight on April 16, 2016, except as to Options previously granted and outstanding under the Plan at that time. No Options, Restricted Stock and Restricted Stock Units shall be granted after the date on which the Plan terminates. The Plan may be abandoned or terminated at any earlier time by the Board, except with respect to any Options, Restricted Stock and Restricted Stock Units then outstanding under the Plan.
Withholding Taxes. The Company, or any Related Company, may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company, or any Related Company, is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Award including, but not limited to, the withholding of all or any portion of any payment or the withholding of issuance of Option Shares or Restricted Stock.
Change in Control.
          In the event of a Change in Control of the Company, (a) the Compensation Committee, in its discretion, may, at any time an Award is granted, or at any time thereafter, accelerate the time period relating to the exercise or realization of any Options, Restricted Stock and Restated Stock Units, and (b) with respect to Options, Restricted Stock and Restricted Stock Units, the Compensation Committee in its sole discretion may, at any time an Award is granted, or at any time thereafter, take one or more of the following actions, which may vary among individual Participants: (i) provide for the purchase of an Option, Restricted Stock and Restricted Stock Units for an amount of cash or other property that could have been received upon the exercise of the Option, Restricted Stock and Restricted Stock Unit had the Option been currently exercisable, (ii) adjust the terms of the Awards in a manner determined by the Compensation Committee to reflect the Change in Control, (iii) cause the Awards to be assumed, or new rights substituted therefor, by another entity, through the continuance of the Plan and the assumption of outstanding Options, Restricted Stock and Restricted Stock Units,

or the substitution for such Options, Restricted Stock and Restricted Stock Units of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and exercise prices, in which event the Plan and such Options, Restricted Stock and Restricted Stock Units, or the new options and rights substituted therefor, shall continue in the manner and under the terms so provided, (iv) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised for a limited period of time on or before a specified date fixed by the Compensation Committee, after which specified date, all unexercised Options and all rights of Optionees thereunder shall terminate, or (v) make such other provision as the Committee may consider equitable.
Amendment.
The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the right of a Participant under an outstanding Agreement. In addition, no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by law or agreement.
The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant’s consent.
Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without shareholder approval.
Other Provisions.
The use of a masculine gender in the Plan shall also include within its meaning the feminine, and the singular may include the plural, and the plural may include the singular, unless the context clearly indicates to the contrary.
Any expenses of administering the Plan shall be borne by the Company.
This Plan shall be construed to be in addition to any and all other compensation plans or programs. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other additional incentive or other compensation arrangements as the Board may deem necessary or desirable.
The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and the rights of any and all personnel having or claiming to have an interest therein or thereunder shall be governed by and determined exclusively and solely in accordance with the laws of the State of Maryland.
* * * * * * * *

PROXY	PROXY
PYR ENERGY CORPORATION
For the Annual Meeting of Stockholders on June 22, 2006
Proxy Solicited on Behalf of the Board of Directors
     The undersigned hereby appoints D. Scott Singdahlsen and Tucker Franciscus, or either of them, as proxies with full power of substitution to vote all the shares of the undersigned with all of the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of PYR Energy Corporation (the “Corporation”) to be held at 10:00a.m. (Denver, Colorado time) on June 22, 2006 at the Wells Fargo Bank Center, 1740 Broadway or any adjournments thereof, on the following matters:
               [X] Please mark votes as in this example.
1.	To elect the following four directors:
Nominees: Dennis Swenson, David B. Kilpatrick, Bryce W. Rhodes, D. Scott Singdahlsen.

FOR ALL NOMINEES [ ]

WITHHELD AUTHORITY FOR ALL NOMINEES [ ]

FOR ALL NOMINEES EXCEPT AS NOTED ABOVE [ ]
2.	To ratify the selection of Hein & Associates LLP as the Corporation’s certified independent accountants.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
3.	To ratify the sale as part of the October 2005 private placement of 20,000 shares of common stock to a trust controlled by Kenneth R. Berry, Jr. our Vice President of Land and 50,000 shares of common stock to an entity controlled by Mr. Berry.

[ ] YES	[ ] NO	[ ] ABSTAIN

4.	To approve the 2006 Stock Incentive Plan.

[ ] YES	[ ] NO	[ ] ABSTAIN

5.	In their discretion, the proxies are authorized to vote upon an adjournment or postponement of the meeting.

[ ] YES	[ ] NO	[ ] ABSTAIN

6.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

[ ] YES	[ ] NO	[ ] ABSTAIN
(Continued and to be signed on the reverse side)

     Unless contrary instructions are given, the shares represented by this proxy will be voted in favor of Items 1, 2, 3, 4, 5, and 6. This proxy is solicited on behalf of the Board of Directors of PYR Energy Corporation.
EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.
MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW                 [ ]

Dated:

Signature:

Signature:

Signature if held jointly
(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each join owner should sign.)